EXHIBIT 10.16        EXECUTION COPY

RED ROBIN GOURMET BURGERS, INC.

DEFERRED COMPENSATION PLAN

As Amended and Restated on December 15, 2015

ARTICLE 1 -- DEFINITIONS1
1.1Definitions    1
ARTICLE 2 -- ELIGIBILITY AND PARTICIPATION5
2.1Eligibility    5
2.2Participation    5
ARTICLE 3 -- DEFERRAL ELECTIONS AND COMPANY CONTRIBUTIONS5
3.1Elections to Defer Salary and/or Bonus    5
3.2Company Contribution Amounts    7
3.3Investment Elections    7
ARTICLE 4 -- ACCOUNTS7
4.1Deferral Account    7
4.2Company Contribution Account    8
ARTICLE 5 -- VESTING8
ARTICLE 6 -- DISTRIBUTIONS8
6.1Distribution Pursuant to Termination Distribution Schedule    8
6.2Distribution Pursuant to In-Service Distribution Schedule    9
6.3Distribution Pursuant to an Integrated Distribution Schedule    9
6.4Permitted Modifications    10
6.5Distributions Upon an Unforeseeable Emergency    10
6.6Death    11
6.7Inability to Locate Participant    11
ARTICLE 7 -- ADMINISTRATION11
7.1Committee    11
7.2Committee Action    11
7.3Powers and Duties of the Committee    12
7.4Construction and Interpretation    12
7.5Compensation, Expenses and Indemnity    12
7.6Disputes    13
ARTICLE 8 --MISCELLANEOUS14
8.1Unsecured General Creditor    14
8.2Insurance Contracts or Policies    14
8.3No Guarantee of Benefits    14
8.4Restriction Against Assignment    14
8.5Withholding    15
8.6Notice of Address    15
8.7Notices    15
8.8Amendment, Modification, Suspension or Termination    15
8.9Governing Law    15
8.10Receipt or Release    15
8.11Payments on Behalf of Persons Under Incapacity    16
8.12Limitation of Rights and Employment Relationship    16
8.13Headings    16

RED ROBIN GOURMET BURGERS, INC.
DEFERRED COMPENSATION PLAN
INTRODUCTION
Red Robin Gourmet Burgers, Inc. (“Red Robin”) currently maintains an unfunded deferred compensation plan known as the Red Robin Gourmet Burgers, Inc, Deferred Compensation Plan, effective January 1, 2003 (the “Plan”). The Plan is intended to provide a select group of management or ‘highly-compensated employees of Red Robin and its designated affiliates the opportunity to save for retirement through deferrals of salary and bonuses. The intention of Red Robin is that the Plan be at all times maintained on an unfunded basis for federal income tax purposes, administered as a “top hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended, and operated in accordance with the requirements of section 409A of the Internal Revenue Code (the “Code”).
The provisions of the Plan as amended and restated herein shall be effective as of December 15, 2015 and will apply to benefits accrued on and after January 1, 2005. This amended and restated Plan document shall replace the most recent amendment and restatement of the Plan, which was effective January 1, 2009, and the First Amendment thereto. During the 2005 - 2008 period, the Plan was administered in accordance with IRS guidance under Code section 409A. The Plan as amended and restated is intended to reflect the requirements of Code section 409A and the regulations thereunder, and, in all respects, shall be administered and construed in accordance with such requirements.
The provisions of the Plan as of October 3, 2004 (the “2003 Plan Document”) will continue to apply to benefits accrued prior to 2005. Set forth in Appendix A for reference only is a copy of the 2003 Plan Document. No provision of the Plan as amended and restated, nor any future amendment to the Plan, shall amend any provision of the 2003 Plan Document in Appendix A unless otherwise indicated.
NOW, THEREFORE, Red Robin hereby amends and restates the Plan as follows:
ARTICLE 1 -- DEFINITIONS
1.1    Definitions.
Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.
(a)    “Account” or “Accounts” shall include the following:
(1)    “Company Contribution Account” shall include any Company Contribution Amounts credited pursuant to Section 3.2 and any earnings thereon.
(2)    “Deferral Account” shall include any Salary or Bonus deferred pursuant to Section 3.1 and any earnings thereon.
(b)    “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, then the duly appointed and currently acting personal representative of the Participant’s estate shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within ninety (90) days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed one hundred and eighty (180) days after the Participant’s death), then the Beneficiary or Beneficiaries shall be the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that such person or persons are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid: (1) to that person’s living parent(s) to act as custodian, (2) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty (60) days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by the Company pursuant to any unrevoked Beneficiary designation, or to the Participant’s estate if no such designation exists, of all benefits credited hereunder shall terminate any and all liability of the Company with respect to any claims.
(c)    “Board” shall mean the Board of Directors of the Red Robin.
(d)    “Bonus” shall mean any compensation which qualifies as performance-based compensation under Code section 409A. A Participant’s Bonus for purposes of the Plan shall be determined without regard to any reductions (1) for any salary deferral contributions to a plan qualified under Code section 125 or Code section 401(k) or (2) pursuant to any deferral election in accordance with Article III of the Plan.
(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)    “Code section 409A” shall include Code section 409A and the regulations and guidance from the Internal Revenue Service and Treasury Department issued thereunder.
(g)    “Committee” shall mean the Committee appointed by the Board to administer the Plan in accordance with Article VII; provided that, if the Board has not appointed a committee in accordance with Article VII, the Committee shall be the Compensation Committee of the Board.
(h)    “Company” shall mean, collectively, (1) Red Robin and Red Robin International, Inc., and their successors or assigns, and (2) any corporation, partnership, limited liability company or other entity which is part of the same controlled group as Red Robin under Code sections 414(b) or 414(c); provided that in applying Code section 1563(a)(1) (a)(3) for purposes of determining a controlled group of corporations under Code section 414(b) and in applying Treasury Regulation section 1.414(c)-2 for purposes of determining whether trades or businesses are under common control under Code section 414(c), the phrase “at least 50 percent” is used instead of “at least 80 percent.”
(i)    “Company Contribution Amount” shall mean an amount awarded by the Committee pursuant to Section 3.2 hereof.
(j)    “Deferral Election Form” shall mean a form (whether written or electronic) pursuant to which an Eligible Employee may elect to defer Salary or Bonus.
(k)    “Eligible Employee” shall include only those employees who are among a select group of management and/or highly compensated employees of the Company and who are either “highly compensated employees” as defined in Code section 414(q) or who the Committee reasonably expects to meet the definition of a “highly compensated employee” in a future year based on the employee’s annual rate of compensation.
(l)    “Initial Election Period” for an Eligible Employee shall mean the period ending 30 days after the date established by the Committee as the first date upon which an Eligible Employee may participate in the Plan, Such Initial Eligibility Period may not commence any earlier then the date the employee is notified, in writing, by the Committee or its designee of his or her eligibility to participate and of the material terms of participation.
(m)    “In-Service Distribution Schedule” shall mean the distribution schedule elected by a Participant as part of a Deferral Election Form submitted prior to December 15, 2015, which shall govern any in-service distributions in accordance with Section 6.2.
(n)    “Integrated Distribution Schedule” shall mean the distribution schedule elected by a Participant as part of a Deferral Election Form submitted on and after December 15, 2015, which shall govern all distributions in accordance with Section 6.3.
(o)    “Investment Fund” shall mean an investment fund selected by the Committee pursuant to Section 3.3(b) hereof.
(p)    “Participant” shall mean any Eligible Employee who becomes a Participant in accordance with Section 2.2 hereof.
(q)    “Payment Date” shall mean:
(1)    With respect to amounts deferred pursuant to Deferral Election forms submitted prior to November 1, 2013: (1) with respect to distributions pursuant to an In-Service Distribution Schedule for a Plan Year, the last regularly scheduled pay day during February of the calendar year elected by the Participant, and (2) with respect to distributions pursuant to a Termination Distribution Schedule, the later of: (i) the last regularly scheduled pay day during February of the calendar year beginning after the Participant’s Termination of Employment; and (ii) the first regularly scheduled pay day following the end of the six, (6) month period following the Participant’s Termination of Employment. In no event shall the Payment Date pursuant to a Termination Distribution Schedule for any Participant occur before the end of the six (6) month period following the Participant’s Termination of Employment.
(2)    With respect to amounts deferred pursuant to Deferral Election Forms submitted on or after November 1, 2013 and prior to December 15, 2015: (1) with respect to distributions pursuant to an In-Service Distribution Schedule for a Plan Year, the date specified by the Participant in accordance with the procedures established by the Committee, and (2) with respect to distributions pursuant to a Termination Distribution Schedule, the first regularly scheduled pay day following the end of the six-month period following the Participant’s Termination of Employment. In no event shall the Payment Date pursuant to a Termination Distribution Schedule for any Participant occur before the end of the six-month period following the Participant’s Termination of Employment.
(3)    With respect to amounts deferred pursuant to Deferral Election forms submitted on and after December 15, 2015, the date specified by the Participant in the Deferral Election Form in accordance with the procedures established by the Committee, which shall be part of an Integrated Distribution Schedule and shall be (1) a date certain, (2) the first regularly scheduled pay day following the end of the six-month period following the Participant’s Termination of Employment, (3) the first regularly scheduled pay day following the end of the one year period following the Participant’s Termination of Employment, or (4) the earlier or later of (A) a date certain and (B) the first regularly scheduled pay day following the end of the six-month period following the Participant’s Termination of Employment. In the event the Participant fails to designate a Payment Date on the relevant election form, the default Payment Date shall be the first regularly scheduled pay day following the end of the six-month period following the Participant’s Termination of Employment.
(r)    “Plan” shall mean the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan, as amended from time to time.
(s)    “Plan Year” shall mean the 12 consecutive month period beginning on January 1. In the event the Company maintains an arrangement providing “fiscal year compensation,” as defined under Code section 409A, for purposes of submitting a Deferral Election Form under Section 3.1(b) with respect to such fiscal year compensation, the term “Plan Year” shall refer to the Company’s fiscal year.
(t)    “Salary” shall mean the Participant’s annual base salary paid by the Company. Salary for purposes of the Plan shall be determined without regard to any reduction (1) for any salary deferral contributions to a plan qualified under Code sections 125 or 401(k) or (2) pursuant to any deferral election in accordance with Article III of the Plan. A Participant’s Salary shall not include his Bonus, nor shall it include any amounts payable as short-term disability or any amounts payable during a Company-approved leave of absence. In the discretion of the Committee, a Participant’s Deferral Election Form may identify additional forms of compensation to be included in or excluded from the Participant’s Salary.
(u)    “Termination Distribution Schedule” shall mean the distribution schedule elected by a Participant, as part of a Deferral Election Form submitted prior to December 15, 2015, which shall govern distribution following a Participant’s Termination of Employment in accordance with Section 6.1.
(v)    “Termination of Employment” shall have the same meaning as the term “separation from service” as set forth under Code section 409A.
(w)    “Unforeseeable Emergency” shall have the same meaning as set forth under Code section 409A.
ARTICLE 2     -- ELIGIBILITY AND PARTICIPATION
2.1    Eligibility.
An employee shall be eligible to participate in the Plan as of the later of: (a) the date on which the employee becomes an Eligible Employee, or (b) the date established by the Committee as the Eligible Employee’s first date of eligibility. An employee shall be eligible to participate only if the employee is so notified, in writing, by the Committee or its designee of his or her eligibility to participate and of the material terms of participation.
2.2    Participation.
An Eligible Employee shall become a Participant in the Plan by: (a) electing to defer a portion of the Eligible Employee’s Salary and/or Bonus in accordance with Section 3.1 hereof, and (b) completing a life insurance application (if so required by the Committee).
ARTICLE 3     -- DEFERRAL ELECTIONS AND COMPANY CONTRIBUTIONS
3.1    Elections to Defer Salary and/or Bonus.
(a)    General Requirements. An Eligible Employee may elect to defer receipt of his or her Salary and/or Bonus by filing a Deferral Election Form with the Committee in accordance with this Section 3.1. Pursuant to such Deferral Election Form, an Eligible Employee may elect to defer up to 75% of Salary and up to 100% of Bonus, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security Tax (including Medicare), income tax and employee benefit plan withholding requirements. The minimum aggregate amount that may be deferred by an Eligible Employee during a Plan Year is 5,000 (or such other amount as may be permitted or required by the Committee). Such minimum may be satisfied by deferring Salary and/or Bonus payable for services rendered for such Plan Year (even though such Bonus may not be paid until the following Plan Year).
(b)    Salary Deferral Elections.
(1)    Except as otherwise provided in (2) below, a Participant may elect to defer up to 75% of the Participant’s Salary, subject to the limitations set forth in Section 3.1(a), by submitting a Deferral Election Form no later than the end of the Plan Year immediately preceding the Plan Year for which the election is to apply; provided that the Committee, or its designee, may require a Participant to submit a Deferral Election Form at an earlier date. Any election to defer Salary shall be irrevocable and shall apply only to the Salary payable with respect to services performed during the Plan Year for which the election is made.
(2)    Notwithstanding the foregoing, during the Participant’s initial year of eligibility, a Participant may elect to defer up to 75% of the Participant’s Salary by submitting a Deferral Election Form during the Participant’s Initial Election Period, provided that such Deferral Election Form shall be irrevocable and shall apply only to the Salary payable with respect to services performed after the Deferral Election Form is submitted.
(c)    Bonus Deferral Elections.
(1)    Except as otherwise provided in (2) below, a Participant may elect to defer any portion of the Participant’s Bonus, subject to the limitations set forth in Section 3.1(a), by submitting a Deferral Election Form no later than six (6) months preceding the end of the performance period to which the Bonus relates; provided that the Committee, or its designee, may require a Participant to submit a Deferral Election Form at an earlier date. Any election to defer the Participant’s Bonus shall be irrevocable and shall apply only to the Bonus payable with respect to services performed during the performance period for which the election is made.
(2)    Notwithstanding the foregoing, during the Participant’s initial year of eligibility, a Participant may elect to defer any portion of the Participant’s Bonus by submitting a Deferral Election Form during the Participant’s Initial Election Period, provided that the portion of any Bonus deferred shall be prorated in accordance with Code section 409A. This Section 3.1(c)(2) shall cease to exist and shall have no further force or effect on and after November 1, 2013.
(d)    Distribution Election.
(1)    A Participant’s Deferral Election Form submitted prior to December 15, 2015 may set forth either or both a Termination Distribution Schedule or an In-Service Distribution Schedule with respect to the amounts deferred pursuant to such Deferral Election Form, and any earnings thereon, subject to the limitations described in Section 6.
(2)    A Participant’s Deferral Election Form submitted on or after December 15, 2015 may set forth an Integrated Distribution Schedule with respect to the amounts deferred pursuant to such Deferral Election Form, and any earnings thereon, subject to the limitations described in Section 6.
(e)    Manner of Deferral. A Participant’s Salary deferrals may be taken from the Participant’s Salary ratably during the applicable Plan Year or in any other manner determined by the Committee; provided that such Salary deferrals during the Plan Year, in the aggregate, reflect the Participant’s Salary deferral election in accordance with Code section 409A.
(f)    Hardship. In the event a Participant receives a hardship distribution (as defined in Treasury Regulations section 1.401(k)-1(d)(3)) under the Company’s 401(k) plan, such Participant’s deferral election with respect to the Plan Year during which such hardship distribution under the Company’s 401(k) plan occurs shall be cancelled in accordance with Code section 409A. The Participant may submit a new Deferral Election Form with respect to future Plan Years to the extent permitted under this Section 3.
3.2    Company Contribution Amounts.
For each Plan Year, the Committee may, but is not required to, credit Company Contribution Amounts to the Company Contribution Accounts of those Participants designated by the Committee. The determination of whether, and in what percentage or amount, Company Contribution Amounts should be awarded for any given Plan Year shall be determined by the Committee. Any Company Contributions Amounts awarded by the Committee for a Plan Year shall be distributed in accordance with the same Termination Distribution Schedule, In-Service Distribution Schedule, or Integrated Distribution Schedule elected by the Participant for such Plan Year as if such Company Contribution Amounts were Salary or Bonus deferred for such Plan Year.
3.3    Investment Elections.
(a)    A Participant shall designate the Investment Funds in which the Participant’s Account shall be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to that Account. In making the designation pursuant to this Section 3.3, the Participant may specify that all or any percentage of a Participant’s Account shall be deemed to be invested in one or more of Investment Funds provided under the Plan as communicated from time to time by the Committee. A Participant may change investment allocations in accordance with procedures established by the Committee. If a Participant fails to elect an Investment Fund under this Section 3.3, the Participant shall be deemed to have elected a money market type of investment fund.
(b)    The Committee shall select the Investment Funds made available to Participants from time to time, in its sole and absolute discretion, from commercially available investments. Participants shall have no ownership interests in any investments or assets accumulated pursuant to this Plan.
ARTICLE 4     -- ACCOUNTS
4.1    Deferral Account.
The Committee shall establish and maintain a Deferral Account for each Participant. Each Participant’s Deferral Account shall be further divided into separate subaccounts (“Deferral Fund Subaccounts”), each of which corresponds to an Investment Fund elected by the Participant pursuant to Section 3.3(a). A Participant’s Deferral Account shall be credited from time to time to reflect a Participant’s deferrals of Salary and. Bonus, if any, as well as to reflect any deemed earnings and losses.
4.2    Company Contribution Account.
The Committee shall establish and maintain a Company Contribution Account for each Participant. Each Participant’s Company Contribution Account shall be further divided into separate Subaccounts (“Company Fund Subaccounts”), each of which corresponds to an Investment Fund elected by the Participant pursuant to Section 3.3(a). A Participant’s Company Contribution Account shall be credited from time to time to reflect any Company Contribution Amounts as well as to reflect any deemed earnings and losses.
ARTICLE 5     -- VESTING
Subject to Section 6.7, a Participant’s Deferral Account shall be 100% vested at all times. Company Contribution Amounts shall vest in accordance with the resolutions of the Committee at the time such Company Contribution Amounts are so awarded pursuant to Section 3.2.
ARTICLE 6     -- DISTRIBUTIONS
6.1    Distribution Pursuant to Termination Distribution Schedule.
(a)    With respect to amounts deferred pursuant to deferral election forms submitted prior to November 1, 2013, in the case of a Participant who incurs a Termination of Employment and has an Account balance of more than $50,000 at the time of such Termination of Employment, the Participant’s vested Account shall be paid to the Participant in substantially equal annual installments over 10 years commencing on the Participant’s Payment Date, unless the Participant has properly submitted a Termination Distribution Schedule pursuant to Section 3.1(d)(1). A Participant’s Termination Distribution Schedule in accordance with this Section 6.1(a) may provide for one of the following distribution alternatives:
(3)    A lump sum distribution on the Participant’s Payment Date, or
(4)    Substantially equal annual installments over 5, 10, or 15 years, as elected by the Participant, beginning on the Participants Payment Date.
A Participant may modify the Participant’s Termination Distribution Schedule in accordance with Section 6.3(a) below.
(b)    With respect to amounts deferred pursuant to Deferral Election Forms submitted on or after November 1, 2013 and prior to December 15, 2015, in the case of a Participant who incurs a Termination of Employment and has an Account balance of more than $50,000 at the time of such Termination of Employment, the Participant’s vested Account shall be paid to the Participant in a lump sum on the Participant's Payment Date, unless the Participant has properly submitted a Termination Distribution Schedule pursuant to Section 3.1(d)(1). A Participant’s Termination Distribution Schedule in accordance with this Section 6.1(b) may provide for one of the following distribution alternatives:
(1)    A lump sum distribution on the Participant’s Payment Date, or
(2)    Substantially equal annual installments over a period of up to 15 years, as elected by the Participant, beginning on the Participants Payment Date.
A Participant may modify the Participant’s Termination Distribution Schedule in accordance with Section 6.3(a) below.
(c)    With respect to amounts deferred pursuant to Deferral Election Forms submitted on or prior to December 15, 2015, in the case of a Participant who incurs a Termination of Employment and has an Account balance of $50,000 or less, the vested Account shall be paid to the Participant in a lump sum distribution on the Participant’s Payment Date.
6.2    Distribution Pursuant to In-Service Distribution Schedule.
A Participant may, for Deferral Election forms submitted prior to December 15, 2015, elect to receive a distribution while still employed by submitting an In-Service Distribution Schedule pursuant to Section 3.1(d)(1). Payments pursuant to a Participant’s In-Service Distribution Schedule with respect to amounts deferred in a given Plan Year shall not be distributed earlier than two (2) years from the last day of the Plan Year for which the deferrals are made. In the case of a Participant with an Account balance of $25,000 or less as of the applicable Payment Date, distribution on the Payment Date shall be in the form of a lump sum payment. In the case of a Participant with an Account balance of more than $25,000 as of the applicable Payment Date, an In-Service Distribution Schedule may provide for payment in the form of a lump sum or annual installments payable over a period of two (2) to five (5) years beginning on Participant’s Payment Date. A Participant’s In-Service Distribution Schedule shall apply to the Salary and/or Bonus deferred for the Plan Year specified by the Participant on his or her Deferral Election Form, and the earnings and losses credited thereto until the Payment Date, provided that the Participant has not yet incurred a Termination of Employment. In the event a Participant incurs a Termination of Employment prior to the completion of any or all payments under the In-Service Distribution Schedule, the Participant’s In-Service Distribution Schedule shall be void and the Participant’s Account shall be distributed in accordance with Section 6.1 above. Notwithstanding the foregoing, effective with respect to amounts deferred pursuant to Deferral Election Forms submitted on or after November 1, 2013 and prior to December 15, 2015: (1) payments pursuant to a Participant’s In-Service Distribution Schedule with respect to amounts deferred in a given Plan Year shall not be distributed earlier than one year from the last day of the Plan Year for which the deferrals are made, and; (2) in the case of a Participant with an Account balance of more than $25,000 as of the applicable Payment Date, an In-Service Distribution Schedule may provide for payment in the form of a lump sum or annual installments payable over a period of up to 15 years.
6.3    Distribution Pursuant to an Integrated Distribution Schedule.
For Deferral Election Forms submitted on and after December 15, 2015, a Participant may elect to receive a distribution by submitting an Integrated Distribution Schedule pursuant to Section 3.1(d)(2). In the case of a Participant with an Account balance of $25,000 or less as of the applicable Payment Date, distribution on the Payment Date shall be in the form of a lump sum payment. In the case of a Participant with an Account balance of more than $25,000 as of the applicable Payment Date, an Integrated Distribution Schedule may provide for payment in the form of a lump sum or annual installments payable over a period of up to 15 years beginning on the Participant’s Payment Date. A Participant’s Integrated Distribution Schedule shall apply to the Salary and/or Bonus deferred for the Plan Year specified by the Participant on his or her Deferral Election Form, and the earnings and losses credited thereto. In the event the Participant fails to elect an Integrated Distribution Schedule pursuant to Section 3.1(d)(2), distribution shall be made in a lump sum on the default Payment Date set forth in Section 1.1(a)(q)(3) (which is the first regularly scheduled pay day following the end of the six-month period following the Participant’s Termination of Employment).
6.4    Permitted Modifications.
(a)    A Participant may modify a previously submitted Termination Distribution Schedule provided that: (i) such modification shall not take effect until at least twelve (12) months after the date on which such modification is made; and (ii) the Payment Date under such revised Termination Distribution Schedule is deferred at least 5 years from the date such payment was previously scheduled.
(b)    A Participant may modify a previously submitted In-Service Distribution Schedule provided that: (i) such modification shall not take effect until at least twelve (12) months after the date on which such modification is made, (ii) the Payment Date under such modification is deferred at least 5 years from the previously scheduled Payment Date; and (iii) such modification shall be submitted not less than twelve (12) months before the Payment Date.
(c)    For purposes of modifying a previously submitted In-Service or Termination Distribution Schedule, a series of installment payments shall be treated as a single payment to be made on the scheduled Payment Date of the first installment.
(d)    To the extent permitted by the Committee or its designee, in addition to the permitted modifications described in (a) or (b) above, a Participant may modify a previously submitted In-Service or Termination Distribution Schedule pursuant to a special payment election (as described under Code section 409A) provided that any such modification is submitted prior to 2009.
(e)    A Participant may modify a previously submitted Integrated Distribution Schedule provided that: (i) such modification shall not take effect until at least twelve (12) months after the date on which such modification is made, (ii) the Payment Date under such modification is deferred at least 5 years from the previously scheduled Payment Date; and (iii) such modification shall be submitted not less than twelve (12) months before the Payment Date. For purposes of modifying a previously submitted Integrated Distribution Schedule, a series of installment payments shall be treated as a single payment to be made on the scheduled Payment Date of the first installment.
6.5    Distributions Upon an Unforeseeable Emergency.
(a)    Upon written request, a Participant may, with Committee approval, be granted an early withdrawal in the event of an Unforeseeable Emergency. In such event, the Participant shall receive a partial or full payment of the Participant’s vested Account in accordance with subsection 6.5(b) hereof.
(b)    The Committee shall approve a payment under this Section 6.5 only to the extent reasonably needed to satisfy the emergency and may not approve any payment made to the extent such emergency is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant’s assets to the extent that the liquidation of such assets would not itself cause severe financial hardship, or (3) by cessation of deferrals of Salary and/or Bonus under the Plan.
(c)    Distribution pursuant to this Section 6.5 of less than the Participant’s entire vested Account balance shall be made pro rata from the Participant’s Deferral and Company Fund Subaccounts according to the balances in such subaccounts. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.5 shall be made within ninety (90) days after approval of such request by the Committee.
6.6    Death.
In the event of the death of the Participant, such Participant’s Account shall be paid to the Participant’s Beneficiary in a lump sum within ninety (90) days following the death of the Participant
6.7    Inability to Locate Participant.
In the event that the Committee is unable to locate a Participant or Beneficiary within two (2) years following the required Payment Date, the amount allocated to the Participant’s Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary is later located, such benefit shall be reinstated without interest or earnings and distributed within ninety (90) days.
ARTICLE 7     -- ADMINISTRATION
7.1    Committee.
A Committee shall be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.
7.2    Committee Action.
The Committee shall act at meetings by affirmative vote of a majority of its members. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee. A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. The chair or any other member or members of the Committee designated by the chair may execute any certificate or other written direction on behalf of the Committee.
7.3    Powers and Duties of the Committee.
The Committee shall be charged with the general administration of the Plan, shall have all powers necessary, and shall have full discretion to accomplish its purposes, including, but not by way of limitation, the following;
(f)    To select Investment Funds in accordance with Section 3.3(b) hereof;
(g)    To construe and interpret the terms and provisions of this Plan, and to make all factual determinations relevant to the Plan;
(h)    To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;
(i)    To maintain all records that may be necessary for the administration of the Plan;
(j)    To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;
(k)    To make and publish such rules and procedures for the administration of the Plan as are not inconsistent with the terms hereof;
(l)    To appoint a plan administrator or any other agent, and to delegate to such administrator or agent such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and
(m)    To take all actions set forth in this Plan document.
7.4    Construction and Interpretation.
The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary.
7.5    Compensation, Expenses and Indemnity.
(a)    The members of the Committee shall serve without compensation for their services hereunder.
(b)    The Committee is authorized at the expense of the Company to employ such legal counsel and other agents as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.
(c)    To the extent permitted by applicable law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board, and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.
7.6    Disputes.
(a)    A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Committee, setting forth his or her claim.
(b)    Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances.
If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (l) the specific reason or reasons for such denial; (2) the specific reference to pertinent provisions of the Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection (c).
(c)    Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may make a request in writing for review of the determination of the Committee. Such request must be addressed to the Committee. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and stopped from challenging the Committee’s determination.
(d)    Within sixty (60) days after the Committee’s receipt of a request for review, the Committee shall review the request after considering all materials presented by the Claimant. The Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.
ARTICLE 8     --MISCELLANEOUS
8.1    Unsecured General Creditor.
Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or any insurance contracts or policies described in Section 8.2 below (or, if applicable, any assets of a trust intended to accumulate assets under the Plan). Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company, which shall be subject to the claims of the Company’s general creditors. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that the Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.
8.2    Insurance Contracts or Policies.
Amounts payable hereunder may be provided through insurance contracts or policies, the premiums for which are paid by the Company from its general assets, and which contracts or policies are issued by an insurance company or similar organization. In order to become a Participant under the Plan, a Participant may be required to complete such insurance application forms and insurance application worksheets and to undergo such medical examinations as requested by the Committee in connection with the acquisition of any such insurance contract, or policy.
8.3    No Guarantee of Benefits.
Nothing contained in this Plan shall constitute a guaranty by the Company or any other entity that the assets of the Company will be sufficient to pay any benefit hereunder.
8.4    Restriction Against Assignment.
The Committee shall direct payment of all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person. No part of a Participant’s Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any Participant, Beneficiary or successor in interest have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.
8.5    Withholding.
There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant or Beneficiary all taxes which are required to be withheld by a Company. The Company shall have the right to reduce any payment (or compensation), and the Committee shall have the right to direct reduction of any payment (or compensation), by the amount of cash sufficient to provide the amount of said taxes.
8.6    Notice of Address.
Each individual entitled to a benefit under the Plan must file with the Committee, in writing, his or her post office address and each change of post office address which occurs between the date of his or her termination of employment with the Company and the date he or she ceases to be a Participant. Any communication, statement or notice addressed to such individual at his or her latest reported office address will be binding upon him or her for all purposes of the Plan and neither the Committee nor the Company shall be obliged to search for or ascertain his or her whereabouts.
8.7    Notices.
Any notice required or permitted to be given hereunder to a Participant or Beneficiary will be properly given if delivered or mailed, postage prepaid, to the Participant or Beneficiary at his or her last post office address as shown on the Company’s records. Any notice to the Committee or the Company shall be properly given or filed upon receipt by the Committee or the Company at such address as may be specified from time to time by the Committee.
8.8    Amendment, Modification, Suspension or Termination.
The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts.
8.9    Governing Law.
This Plan shall be construed, governed and administered in accordance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and, to the extent not preempted by applicable federal law, the laws of the State of Colorado, notwithstanding the conflict of laws rules applicable therein.
8.10    Receipt or Release.
Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall to the extent thereof, be in full satisfaction of all claims arising under, or with respect to, the Plan against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.
8.11    Payments on Behalf of Persons Under Incapacity.
In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.
8.12    Limitation of Rights and Employment Relationship.
Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company or any Affiliate except as provided in the Plan; and in no event shall the terms of employment of any employee or Participant he modified or in any way be affected by the provisions of the Plan.
8.13    Headings.
Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof
IN WITNESS WHEREOF, Red Robin has caused the Plan to be executed on this 15th day of December, 2015.
RED ROBIN GOURMET BURGERS, INC.

By:    /s/ Stuart B. Brown

Name: Stuart B. Brown

Title: SVP & Chief Financial Officer